As filed with the Securities and Exchange Commission on December 19, 2014

Registration No. 333-

UNITED STATES.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSTELLIUM N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Tupolevlaan 41-61,

1119 NW Schiphol-Rijk

The Netherlands

(Address of principal executive offices) (Zip Code)

Constellium 2013 Equity Incentive Plan

(Full title of the Plan)

Corporation Service Company

80 State Street

Albany, NY 12207-2543

(Name and address of agent for service)

(518) 433-4740

(Telephone number, including area code, of agent for service)

Copies to:

Jeremy Leach	Andrew J. Nussbaum
Vice President and Group General Counsel	Karessa L. Cain
Constellium N.V.	Wachtell, Lipton, Rosen & Katz
Tupolevlaan 41-61	51 West 52nd Street
1119 NW Schiphol-Rijk	New York, NY 10019
The Netherlands

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, nominal value €0.02, to be issued under the Constellium 2013 Equity Incentive Plan	2,000,000	$15.42(2)	$30,840,000(2)	$3,583.61

(1)	The Ordinary Shares are being registered for issuance under the Constellium 2013 Equity Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall also be deemed to cover any additional securities to be offered or issued in connection with the provisions of the above-referenced plan, which provides for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar events.
(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee on the basis of the average of the high and low selling price per share of the ordinary shares of Constellium N.V., as reported by the NYSE on December 16, 2014.

REGISTRATION OF ADDITIONAL ORDINARY SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-8 previously filed by Constellium N.V. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on October 25, 2013 (File No. 333-191905) are incorporated by reference herein and made a part hereof. As was approved by the Registrant’s shareholders at the Registrant’s Annual General Meeting held in June 2014, this Registration Statement on Form S-8 is filed by the Registrant to register an additional 2,000,000 shares of the Registrant’s ordinary shares, nominal value €0.02 per share, which may be awarded under the Constellium N.V. 2013 Equity Incentive Plan.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed or furnished by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2013 filed on April 22, 2014;

(b)	All other reports filed or furnished by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2013;

(c)	The description of the Ordinary Shares, set forth in the Company’s Registration Statement on Form F-1 filed October 23, 2013 (Commission File Number 333-191863) and any amendments, reports or other filings filed with the Commission for the purpose of updating that description; and

(d)	The Registrant’s registration statement on Form S-8 (File No. 333-191905) filed on October 25, 2013.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

The following documents are included as part of this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Counsel*

23.1	Consent of Counsel (included in Exhibit 5.1)*

23.2	Consent of PricewaterhouseCoopers Audit S.A., Independent Registered Public Accounting Firm*

24.1	Power of Attorney (included on signature page)*

99.1	Constellium N.V. 2013 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.13 to the Company’s Form F-1 Registration Statement (Registration No. 333-191863), filed on October 23, 2013)

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Netherlands on December 19, 2014.

Constellium N.V.
(Registrant)

By:	/s/ Pierre Vareille
Name:	Pierre Vareille
Title:	Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Pierre Vareille, Didier Fontaine and Jeremy Leach, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, to execute for him and in his name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, as the attorney-in-fact and to file the same, with all exhibits thereto and any other documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Pierre Vareille	Chief Executive Officer	December 19, 2014
Pierre Vareille	(Principal Executive Officer)

/s/ Didier Fontaine	Chief Financial Officer	December 19, 2014
Didier Fontaine	(Principal Financial Officer and Principal Accounting Officer)

/s/ Richard B. Evans	Chairman	December 19, 2014
Richard B. Evans

/s/ Pierre Vareille	Director	December 19, 2014
Pierre Vareille

/s/ Michiel Brandjes	Director	December 19, 2014
Michiel Brandjes

/s/ Philippe Guillemot	Director	December 19, 2014
Philippe Guillemot

/s/ Peter F. Hartman	Director	December 19, 2014
Peter F. Hartman

/s/ Guy Maugis	Director	December 19, 2014
Guy Maugis

/s/ Matthew H. Nord	Director	December 19, 2014
Matthew H. Nord

/s/ John Ormerod	Director	December 19, 2014
John Ormerod

/s/ Werner P. Paschke	Director	December 19, 2014
Werner P. Paschke

/s/ Lori A. Walker	Director	December 19, 2014
Lori A. Walker

/s/ Yves Monette	Authorized U.S.	December 19, 2014
Constellium U.S. Holdings I, LLC	Representative

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Counsel*

23.1	Consent of Counsel (included in Exhibit 5.1)*

23.2	Consent of PricewaterhouseCoopers Audit S.A., Independent Registered Public Accounting Firm*

24.1	Power of Attorney (included on signature page)*

99.1	Constellium N.V. 2013 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.13 to the Company’s Form F-1 Registration Statement (Registration No. 333-191863), filed on October 23, 2013)

*	Filed Herewith